UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

NOVANTA INC.

(Exact name of registrant as specified in is charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	NOVT	Nasdaq Global Select Market
6.50% Tangible Equity Units	NOVTU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2026 (the “Second Amendment Effective Date”), Novanta Inc. (the “Company”), Novanta Corporation (the “Lead Borrower”), Novanta UK Investments Holding Limited (the “U.K. Borrower”), Novanta Europe GmbH (the “German Borrower” and, together with the Company, the Lead Borrower and the U.K. Borrower, the “Borrowers”) and certain wholly-owned subsidiaries of the Company (the “Guarantors”) entered into the Second Amendment to Fourth Amended and Restated Credit Agreement (the “Second Amendment”), with Bank of America, N.A., as Administrative Agent and lender, and the other lenders party thereto, which amends that certain Fourth Amended and Restated Credit Agreement dated as of June 27, 2025 (as amended, the “Credit Agreement”).

The Second Amendment, among other things, amends the Credit Agreement to establish $200.0 million of delayed draw term loan commitments (the “2026 Delayed Draw Term Loan Commitments”, and the U.S. dollar term loans funded thereunder, the “Delayed Draw Term Loans”), which will be available for borrowing at the Company’s option for up to six months after the Second Amendment Effective Date. The Delayed Draw Term Loans will mature on June 27, 2030 and shall bear interest at (i) the Base Rate (as defined in the Credit Agreement) plus a margin ranging from 0.00% to 0.75% per annum or (ii) SOFR, SONIA or EURIBOR, as applicable, plus a margin ranging between 1.00% and 1.75% per annum, in each case as determined by reference to the Company’s consolidated leverage ratio. In addition, the Company is obligated to pay a commitment fee on the undrawn 2026 Delayed Draw Term Loan Commitments. The Delayed Draw Term Loans will amortize in equal quarterly installments commencing on or around the last business day of the fiscal quarter ending September 25, 2026 at a rate (i) in the case of such amortization payments made on or prior to June 25, 2027, an amount not less than 0.625% of the principal amount of all U.S. dollar term loans outstanding and (ii) in the case of such amortization payments made thereafter, at a rate not less than 1.25% of the principal amount of all U.S. dollar term loans outstanding.

The Second Amendment also amends the Credit Agreement to reset term loan and revolving commitment incremental capacity to be measured from and after the Second Amendment Effective Date.

The foregoing summary of the terms of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the provisions of the Second Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in connection with the Agreement is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of May 15, 2026, by and among the Company, Novanta Corporation, Novanta UK Investments Holding Limited, Novanta Europe GmbH, the Guarantors, Bank of America, N.A., as Administrative Agent, and the other parties thereto. (Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Novanta Inc.

Date: May 15, 2026	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer